Exhibit T3B.11

State of Delaware Office of the Secretary of State I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “DIAMOND OFFSHORE FINANCE COMPANY”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 1994, AT 11:30 O’CLOCK A.M. A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.   Edward J. Freel, Secretary of State   AUTHENTICATION: 7276850 DATE:                    102194 2445549        8100 944199/99

CERTIFICATE OF INCORPORATION OF DIAMOND OFFSHORE FINANCE COMPANY I, THE UNDERSIGNED, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows: FIRST; The name of the Corporation is DIAMOND OFFSHORE FINANCE COMPANY SECOND: Its registered office is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at the address is The Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000), each of which has a par value of $1.00. All such shares are of one class and are Common Stock. FIFTH: The name and address of the incorporator is as follows: NAME ADDRESS Richard L. Lionberger 15415 Katy Freeway Houston, Texas 77094 SIXTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide. SEVENTH: The Corporation shall have the power to indemnify all persons whom it may indemnify pursuant to law, including, without limitation, Section 145 of the Delaware General Corporation Law, as amended from time to time.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 20th day of October, 1994. Richard L. Lionberger Sworn to before me this 20th day of October 1994 Debra D. Fast Notary Public, State of Texas Commission Expires 27 April 1997

CERTIFICATE OF INCORPORATION OF DIAMOND OFFSHORE FINANCE COMPANY I, THE UNDERSIGNED, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows: FIRST: The name of the Corporation is DIAMOND OFFSHORE FINANCE COMPANY SECOND: Its registered office is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at the address is The Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000), each of which has a par value of $1.00. All such shares are of one class and are Common Stock. FIFTH: The name and address of the incorporator is as follows: NAME ADDRESS Richard L. Lionberger 15415 Katy Freeway Houston, Texas 77094 SIXTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide. SEVENTH: The Corporation shall have the power to indemnify all persons whom it may indemnify pursuant to law, including, without limitation, Section 145 of the Delaware General Corporation Law, as amended from time to time.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 20th day of October, 1994. Sworn to before me this Richard L. Lionberger 20th day of October 1994 Debra D. Fast Notary Public, State of Texas Commission Expires 27 April 1997